Exhibit 10.1

THIRD AMENDMENT TO EQUIPMENT SUPPLY AGREEMENT

THIS THIRD AMENDMENT TO EQUIPMENT SUPPLY AGREEMENT (this "Amendment"), dated as of June 30, 2021, is made by and between Clarios, LLC, a Wisconsin limited liability company formerly known as Johnson Controls Battery Group, Inc. ("Customer"), and Aqua Metals, Inc., a Delaware corporation ("Supplier"). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to them in the Agreement (as defined below).

RECITALS:

WHEREAS, Supplier and Customer entered into that certain Equipment Supply Agreement dated as of February 7, 2017, as amended on April 16, 2018 and June 27, 2019 (the "Agreement"), pursuant to which the Parties agreed to collaborate with respect to the development of new Customer facilities, or the retrofitting or conversion of existing Customer facilities, so that they can use AquaRefining and/or constructing additional recycling facilities capable of using AquaRefining in the production of lead; and

WHEREAS, the Parties desire to further amend the Agreement on the terms and subject to the conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.           Amendments to Agreement.

1.1    Section 2.2 of the Agreement is hereby amended by deleting therefrom the following sentence, "Until the earlier of the expiration of the Term or the execution by the Parties of the Development Program Agreement, Supplier agrees that it will not supply AquaRefining Equipment or license AquaRefining to third parties."

1.2    Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Subject to early termination pursuant to this Agreement, this Agreement may be terminated (i) by written agreement of the Parties or (ii) by either Supplier or Customer upon sixty (60) days' prior written notice to the other Party if a term sheet for the initial phase of the Development Program ("Term Sheet") has not been entered into by August 31, 2021 ("Outside Termination Date"); provided, that the right to terminate this Agreement under Section 6.1(ii) shall not be available to any Party whose failure to comply with its obligations under this Agreement has been the primary cause of or primarily resulted in the failure of the Parties to enter into the Term Sheet by the Outside Termination Date. In the event either Party delivers its notice of termination under Section 6.l(ii), each Party shall remain obligated to use its good faith, commercial best-efforts to negotiate and enter into the Term Sheet during the sixty (60) day notice period."

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1.3	A new Section 8.15 is hereby inserted into the Agreement as follows:

"8.15 Publicity and Announcements. No announcements, press releases or publicity (including statements made via Internet/Social Media Platforms) about the existence or any terms of this Agreement or the relationship of the parties hereto will be made by or on behalf of a Party without the prior written approval of the other Party m each instance."

2.          Effect of this Amendment. This Amendment constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly provided herein, no other changes or modifications to the Agreement are intended or implied by this Amendment, and in all other respects the Agreement is hereby ratified, restated and confirmed by all Parties hereto and shall remain in full force and effect. To the extent that any provision of the Agreement conflicts with any provision of this Amendment, the provision of this Amendment shall control.

3.           Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.           Notwithstanding any statement to the contrary, the Parties hereto agree that the following terms in this Amendment are incorporated into the Agreement and control and take precedence over any conflicting terms and conditions in the Agreement. Except as expressly modified by this Amendment, any terms not herein modified shall remain in full force and effect as set forth in the Agreement. Capitalized terms used but not otherwise defined in this Amendment have the meaning ascribed to them in the Agreement.

5.           In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

CUSTOMER:

CLARIOS, LLC

By:	/s/ Claudio Morfe
Claudio Morfe,
Vice President, General Counsel and Secretary

SUPPLIER:

AQUA METALS, INC.

By:	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer